Exhibit J

                    Consent of Independent Auditors

                         Deloitte & Touche LLP

CONSENT OF INDEPENDENT AUDITORS



The Rushmore Fund, Inc.:
We consent to the incorporation by reference in Post-Effective Amendment No. 22 to Registration Statement No. 2-99388 of our report dated September 25, 1998, appearing in the Annual Report of The Rushmore Fund, Inc. for the year ended August 31, 1998, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/ Deloitte & Touche  LLP
Princeton, New Jersey
October 28, 1998